UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On September 9, 2022, Open Lending Corporation (the “Borrower”) entered into the First Amendment to Credit Agreement (the “First Amendment”) by and among the Borrower, subsidiaries of the Borrower party thereto as guarantors (collectively, the “Subsidiary Guarantors”), the financial institutions party thereto as lenders (collectively, the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The First Amendment amends that certain Credit Agreement, dated as of March 19, 2021 (the “Existing Credit Agreement” and, as amended by the First Amendment, the “Credit Agreement”), by and among, among others, the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.

The First Amendment provides the Borrower senior secured credit facilities in an aggregate principal amount of $300.0 million by (i) establishing a new senior secured term loan facility (the “Term A Loan”) in an aggregate principal amount of $150.0 million and (ii) increasing the aggregate principal amount of the commitments under the revolving facility (the “Revolving Facility”) by $100.0 million to $150.0 million. The maturities of the Term A Loan and the Revolving Facility have been extended to September 9, 2027. The Borrower used proceeds from the Term A Loan to repay indebtedness under the Existing Credit Agreement and to pay transaction costs related to the First Amendment, and will use all remaining proceeds for working capital and other general corporate purposes. The proceeds from the Revolving Facility may be used by the Borrower for working capital and other general corporate purposes.

The First Amendment also, among other things, (i) replaces LIBOR with SOFR as an interest rate benchmark, (ii) decreases the unused fees and the interest rate margins applicable to the Revolving Facility, (iii) results in lower interest rate margins applicable to the Term A Loan than the interest rate margins applicable to the term loans under the Existing Credit Agreement that have been repaid, (iv) provides financial covenant flexibility by extending the date at which the net leverage ratio covenant steps-down from 3.50:1.00 to 3.00:1.00 to September 30, 2024 and (v) extends the date at which the required term loan amortization payments increase from 2.5% per annum to 5.0% per annum from June 30, 2023 to December 31, 2024.

A copy of the First Amendment is attached hereto as Exhibit 10.1 which is incorporated herein by reference. The foregoing description of the First Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the First Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Credit Agreement, dated as of September 9, 2022, by and among Open Lending Corporation as borrower, certain subsidiaries of Open Lending Corporation as guarantors, the financial institutions party thereto as lenders and Wells Fargo Bank, N.A., as administrative agent for the lenders.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer

Date: September 15, 2022

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